Exhibit 5.9

VIA SEDAR

Ontario Securities Commission, as Principal Canadian Regulator

British Columbia Securities Commission

Alberta Securities Commission

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Sierra Metals Inc. (the “Company”)

Short Form Base Shelf Prospectus dated June 29, 2017 (the “Prospectus”)

Consent of Qualified Person

This letter is being filed in respect of (i) the technical reports entitled “NI 43-101 Technical Report on Resources, Cusi Mine, Mexico” with an effective date of January 31, 2017 and dated June 29, 2017 (the “Cusi Report”) and “NI 43-101 Technical Report on Resources and Reserves, Bolivar Mine, Mexico” with an effective date of February 28, 2017 and dated April 6, 2017 (collectively, the “Technical Reports”) by Sierra Metals, Inc. referenced in the Prospectus or any document incorporated by reference therein, and (ii) the Company’s registration statement on Form F-10 (Registration No. 333-218076) and any amendments thereto filed under the United States Securities Act of 1933, as amended, and the documents incorporated by reference therein (the “Registration Statement”).

I hereby consent to (i) the public filing of the Cusi Report and the filing of the Technical Reports as exhibits to the Registration Statement, (ii) the use of the Technical Reports in the Prospectus and (iii) the use of my name and references to those portions of the Technical Reports prepared by me, or portions thereof, in the Prospectus and to the inclusion or incorporation by reference of information derived from those portions of the Technical Reports prepared by me in the Prospectus. I also hereby confirm that I have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Technical Reports or within my knowledge as a result of the services I performed in connection with the Technical Reports.

[Signature page follows]

Dated this 29th day of June, 2017.

/s/ Mark Allan Willow
Mark Allan Willow, SME-RM

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